Exhibit 99.1

Merger with Coppermark Bancshares, Inc. December 10, 2012

2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements contained in this presentation which are not historical facts and which pertain to future operating results of Prosperity Bancshares® and its subsidiaries constitute “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the company’s periodic filings with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

3 Strategic Rationale Coppermark merger marks Prosperity’s entry into Oklahoma: Expands the Prosperity footprint into Oklahoma while picking up 3 attractive branches in Dallas Coppermark has the 6th largest deposit market share in the Oklahoma City metropolitan area Creates ample opportunities for in-market consolidation in new markets surrounding Oklahoma City and throughout Oklahoma Complementary balance sheets as Coppermark brings high quality, low cost deposits and stable asset quality Pro forma loans / deposits expected to increase from 46% to 49% Following the merger, Prosperity will be the 50th largest U.S. headquartered banking institution

4 Merger Summary Merger Partner: Coppermark Bancshares, Inc. (“Coppermark”) Aggregate Value: $193.9 million(1) Consideration: 69.1% stock / 30.9% cash(1) Termination Fee: $8.5 million (4.4% of transaction value) Due Diligence: Completed (1) Based on PB closing price of $41.10 on 12/5/2012

5 Transaction Highlights Anticipated Closing: First Quarter 2013 Transaction Multiples: Merger Price to: (1)(2) Book Value: 1.58x Tang. Book Value: 1.58x 2012 Earnings Estimate: 13.0x 2013 Earnings Estimate: 12.4x Core Deposit Premium: (3) 6.9% Based on PB closing price of $41.10 on 12/5/2012 Coppermark balance sheet and income statement data as of 9/30/2012; earnings estimates per PB management Calculated as the premium paid to tangible book value as a percentage of core deposits (defined as total deposits less time deposits greater than $100,000) Source: SNL Financial

6 Pro Forma Branch Franchise PB pro forma for pending East Texas Financial Services acquisition Coppermark branch count excludes 3 drive-thru locations Source: SNL Financial and Microsoft MapPoint; Deposit data as of June 30, 2012 Deposit Market Share – Oklahoma City MSA (1) (2) PB (1) (215) Coppermark (2) (9)

7 Coppermark Bancshares Financial Highlights Founded in 1963 in Oklahoma City, OK Consistent growth and profitability through the cycle Operates 9 locations across Oklahoma and Texas Established presence in the Oklahoma City market Source: SNL Financial

8 Pro Forma Loan Composition Prosperity Bancshares, Inc. Coppermark Bancshares, Inc. Pro Forma (CHART) (CHART) (CHART) Source: SNL Financial Prosperity Bancshares, Inc. loan data per company third quarter earnings release and SEC filings Coppermark Bancshares, Inc. loan data per company regulatory filings as of September 30, 2012 Yield on Loans: 6.27% Yield on Loans: 5.74% Yield on Loans: 6.19%

9 Pro Forma Deposit Composition Prosperity Bancshares, Inc. Coppermark Bancshares, Inc. Pro Forma (CHART) (CHART) (CHART) Source: SNL Financial Prosperity Bancshares, Inc. deposit data per company third quarter earnings release and SEC filings Coppermark Bancshares, Inc. deposit data per company regulatory filings as of September 30, 2012 Cost of Deposits: 0.35% Cost of Deposits: 0.55% Cost of Deposits: 0.37%

10 Oklahoma City Market Overview Source: SNL Financial Note: Household income growth projection for 2011 – 2016 * Weighted by county deposits Projected Household Income Growth (%) Unemployment Rate – September 2012 (%) Oklahoma City ranks as the 30th largest city in the U.S. with approximately 1.25 million residents The city features an attractive and diverse economy driven by one of the largest livestock markets in the world as well as the oil & gas industry Headquarters for two Fortune 500 companies: Devon Energy Corporation and Chesapeake Energy Corporation